             FORM OF PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

     This Preferred Stock and Warrant Purchase Agreement is made and entered into as of the _____ day of ___________, 1998, between Global MAINTECH Corporation, a Minnesota corporation, and those investors who have executed an Acceptance on Schedule A attached hereto (collectively, the "Investors" and each, an "Investor"). Except where the context otherwise requires, all references to the "Company" herein shall be collectively to Global MAINTECH Corporation and its subsidiaries, including, without limitation, Global MAINTECH, Inc.

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the Company and the Investors, the Company and the Investors agree as follows:

     1. Sale and Purchase of Securities. Subject to the terms and conditions hereof, the Company agrees to sell to each Investor at the Closing (as defined herein), and each Investor agrees, severally, to purchase from the Company at the Closing, the number of Units set forth above such Investor's name on Schedule A, each Unit consisting of one share of the Company's Series B Convertible Cumulative Preferred Stock (the "Preferred Stock") with the rights and preferences provided in the Certificate of Designation for such Preferred Stock attached hereto as Exhibit A (the "Certificate of Designation") and a five-year callable Warrant in the form attached hereto as Exhibit B (the "Warrant") provided, however, the Company shall not be obligated to sell more than 615,385 Units in the aggregate. Subject to adjustment as set forth in the Warrant, the Warrant in each Unit will entitle the holder thereof to purchase the same number of shares of common stock into which the share of Preferred Stock contained in the same Unit will have been converted. The purchase price per Unit is $6.50. The Units, the Preferred Stock and the Warrant are sometimes collectively referred to herein as the "Securities."

     2. Closing.

     (a) Closing. Provided that Investor acceptances have been received for at least the Minimum Offering, the closing or closings of the purchase and sale of the Securities hereunder shall take place at the offices of Leonard, Street and Deinard Professional Association, Minneapolis, Minnesota, at 1:00 p.m., Minnesota time, on September 23, 1998 or at such other place(s) or different time(s) or day(s) as the Company in its own discretion shall determine (the "Closing"). At the Closing, the Company will deliver to each Investor participating in such closing a Warrant representing the right to purchase that number of shares of the common stock of the Company to be determined at the time of conversion of the Preferred Stock, dated such Closing date and will deliver to each such Investor a certificate representing the number of shares of Preferred Stock set forth above such Investor's name on Schedule A and each such Investor shall cause to be delivered to the Company a wire transfer or check payable to the Company in the amount set forth opposite such Investor's name on Schedule A.

     3. Representations and Warranties by the Company. To induce the Investors to enter into this Agreement and to purchase the Securities, the Company hereby represents and warrants to the Investors as follows:

     (a) Disclosure. The Company has provided each Investor with all the information such Investor has requested in deciding whether to purchase the Securities and all information the Company believes is necessary or appropriate relating to an investment in the Company, including, without limitation, the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998, the Company's Proxy Statement for its 1998 Annual Meeting of Shareholders and its 1997 Annual Report to Shareholders (collectively, the "SEC Filings") press releases issued by the Company since June 30, 1998 and a Term Sheet describing the terms of this offering and the Securities (such documents and the SEC Filings referred to collectively as the "Disclosed Information"). There are no facts known to the Company which individually or in the aggregate materially adversely affect the business, assets, financial condition or prospects of the Company, except as set forth in the Disclosed Information. The Disclosed Information fairly presents all material information regarding the Company as of the date hereof and, as of the date of the Closing, the Disclosed Information will (i) fairly present all material information regarding the Company, and (ii) not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The SEC Filings comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and all applicable rules and regulations of the Securities Exchange Commission (the "Commission").

     (b) Organization, Good Standing, Etc. The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Minnesota, with power and authority to own its properties and conduct its business as now conducted and proposed to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in all states or jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification and the failure to be so qualified would have a material adverse effect on the Company's business. The Company has one active subsidiary, Global MAINTECH, Inc.

     (c) Financial Statements. The financial statements (including all related schedules and notes) included in the Disclosed Information fairly represent the financial condition and results of operations of the Company as of the dates and for the periods indicated; such statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated; and the report of the public accountant included in the Disclosed Information is issued by an independent public accountant within the meaning of the Exchange Act, and the rules and regulations thereunder.

     (d) Authorization and Enforceability. The Company has full legal power, right and authority to enter into this Agreement and the Registration Rights Agreement among the Company and the Investors, the form of which is attached hereto as Exhibit E (the "Registration Rights Agreement") and to issue the Securities and to carry out and perform its obligations under this Agreement and the Registration Rights Agreement. This Agreement, the

Registration Rights Agreement and the Securities, have been duly authorized, executed and delivered on behalf of the Company and are the valid and binding obligations of the Company, enforceable in accordance with their respective terms and subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, to the exercise of judicial discretion as to the availability of equitable remedies such as specific performance and injunction and, as to enforcement of the indemnification provisions, to limitations under applicable securities laws. The Securities when delivered pursuant to the terms of this Agreement will be validly issued, fully paid and nonassessable.

     (e) License and Approvals. The Company has all licenses, certificates, permits and other approvals from governmental and regulatory authorities necessary for the conduct of its business as it is currently being conducted and as proposed to be conducted except those which would not have a material adverse effect on the Company if not obtained.

     (f) Intellectual Property. The Company owns or possesses all assets, patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of its business as it is currently being conducted and as proposed to be conducted and has not received any notice of conflict with the asserted rights of others in respect thereof. To the best of the Company's knowledge, no name which the Company uses and no other aspect of the business of the Company involves or gives rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others, except for license fees payable by the Company to Circle X Corp. of Japan for the Company's use of certain intellectual property rights used by the Company in its VCC product, which rights are licensed to it by Circle X Corp. of Japan.

     (g) Defaults. The Company is not in breach, default or violation of, and the execution of this Agreement and the Registration Rights Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in any breach of, any of the terms or conditions of, or constitute a default or violation under, (i) the Articles of Incorporation, as amended, or Bylaws, as amended, of the Company, (ii) any indenture, agreement or other instrument to which the Company is now a party, or (iii) any law or any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body or administrative agency having jurisdiction over the Company or its property.

     (h) Consents. No consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the Registration Rights Agreement or the offer, issuance, sale or delivery of the Securities, other than the qualification thereof, if required, under applicable state securities laws, which qualification has been or will be effected as a condition of the sale of the Securities to the Investors. The Company has not, directly or through any agent other than Miller, Johnson & Kuehn Incorporated, offered the Securities or any similar securities for sale to, or solicited any offers to acquire such securities from, persons other than the Investors. Under the circumstances contemplated by this

Agreement, the offer, issuance, sale and delivery of the Securities will not, under current laws and regulations, require compliance with the prospectus delivery or registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Company has filed all reports or other documentation that it is required to file under the Exchange Act, any rules or regulations promulgated thereunder, the applicable rules and regulations of the National Association of Securities Dealers ("NASD") and all applicable state securities laws, and the information contained in such reports or other documents did not make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein made, in the light of the circumstances under which they were made, not misleading.

     (i) Valid Issuance of Preferred Stock. The Preferred Stock, when authorized, issued, sold and delivered in accordance with the terms hereof will be duly authorized, validly issued, fully paid and nonassessable and after registration under applicable securities laws as contemplated by this Agreement will be free of restrictions on transfer and, based in part upon the representations of the Investors in this Agreement, will be issued in compliance with applicable securities laws.

     (j) Valid Issuance of Common Stock. The shares of the Company's common stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrant have been reserved for issuance and, when issued and delivered in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable, shall be free of any pledges, liens, encumbrances and restrictions, and will be issued in compliance with all applicable securities laws.

     (k) Litigation/Proceedings. There are no pending, threatened or, to the Company's knowledge, contemplated actions, suits, proceedings or investigations before or by any court or governmental agency, authority or body, or any arbitrator, which are not ordinary, routine and incidental to the business of the Company or which might result in any material adverse change in the business condition (financial and other) or properties of the Company.

     (l) Capital Stock. The authorized capital stock of the Company consists of 50,000,000 shares, including the following: (a) 48,496,635 shares of common stock, of which 17,549,758 shares are issued and outstanding; (b) 887,980 shares of Series A Convertible Preferred Stock, of which 244,113 shares are issued and outstanding; and (c) 615,385 shares of Series B Convertible Preferred Stock. Except for an aggregate of 4,944,593 shares of the Company's common stock which are subject to outstanding options to employees under the Company's various stock option plans, or reserved for issuance under such plans, 1,773,398 shares of the Company's common stock which are subject to outstanding warrants and 147,868 shares of the Company's common stock into which the Company's outstanding Series A Convertible Preferred Stock is convertible, there are no outstanding rights to acquire from the Company any shares of its capital stock. All outstanding shares of the Company's capital stock have been duly authorized, validly issued, fully paid and nonassessable and, to the Company's knowledge, have been issued pursuant to valid registrations under, or valid exemptions from, the registration requirements of the Securities Act and appropriate state blue sky laws. There are no voting agreements, voting trusts, calls, pledges, transfer restrictions (other than those imposed by federal and state securities laws and, with respect to outstanding options or warrants, those imposed by the Company's stock option plans or by applicable option or warrant agreements), liens, rights of first refusal, rights of first offer, anti-dilution provisions or commitments of any kind relating to the issued or unissued capital stock of the Company.

     (m) Title to Properties. The Company has good and marketable title, free and clear of all liens, encumbrances and equities, and of all charges or claims, to all of the real and personal property owned by it, except liens, encumbrances and equities, and charges or claims, which are not material and do not materially affect the value of such property or interfere with the conduct of the Company's business. The Company has valid and binding leases to all of the real and personal property necessary for the conduct of its business with such exceptions as do not materially interfere with the conduct of its business.

     (n) Tax Returns. The Company has filed all necessary federal, state and foreign income, franchise and other tax returns and has paid all taxes shown as due thereon, and the Company has received no notice of any tax deficiency which has been asserted against the Company.

     (o) Authority. The Company has all requisite power and authority to issue, sell and deliver the Preferred Stock and Warrants in accordance with and upon the terms set forth in this Agreement. The Company has duly taken all required action for the due and proper authorization, issuance, sale and delivery of the Preferred Stock and Warrants. No preemptive rights or other rights of subscription, first refusal or similar rights of security holders of the Company exist with respect to the issuance and sale of the Preferred Stock and Warrants by the Company or the shares of the Company's common stock issuable upon conversion and exercise, respectively, thereof. No security holder of the Company possesses any registration rights. The issuance of the Securities and the shares of the Company's common stock underlying the Securities will not result in the issuance of any additional shares of the Company's common stock or the triggering of other anti-dilution or similar rights contained in any options, warrants or other securities issued by, or agreements of, the Company.

     (p) Investment Company. In retaining and using the proceeds from the sale of the Securities, the Company will not be required to register as an "Investment Company" under the Investment Company Act of 1940, as amended.

     (q) Bad Boy Certification. Neither the Company, any of its predecessors, any affiliated issuer nor any of the Company's directors, officers, beneficial owners of 10% or more of any class of its equity securities or other affiliates nor any promoter of the Company is subject to any of the disabilities enumerated in Exhibit C hereto and the representations and warranties contained therein are true and correct.

     (r) Fees and Commissions. Other than pursuant to agreements with Miller, Johnson & Kuehn, Incorporated, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (s) Changes, Dividends, Etc. Except for the transactions contemplated by this Agreement, since the date of the most recent financial statements of the Company provided to Investors, the Company has not: (i) incurred any debts, obligations or liabilities, absolute, accrued or contingent and whether due or to become due, except current liabilities incurred in the ordinary course of business which (individually or in the aggregate) will not materially and adversely affect the business, properties or prospects of the Company; (ii) paid any obligation or liability other than, or discharged or satisfied any liens or encumbrances other than those securing, current liabilities, in each case in the ordinary course of business; (iii) declared or made any payment to or distribution to its shareholders as such, or used or redeemed any of its shares of capital stock, or obligated itself to do so; (iv) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (v) sold, transferred or leased any of its assets except in the ordinary course of business; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the tangible properties, business or prospects of the Company; (vii) encountered any labor difficulties or labor union organizing activities; (viii) except as set forth on
Schedule 3(n), issued or sold any shares of capital stock or other securities or granted any options other than to employees, warrants, or other purchase rights with respect thereto other than pursuant to this Agreement; (ix) made any acquisition or disposition of any material assets or became involved in any other material transaction, other than for fair value in the ordinary course of business; or (x) agreed to do any of the foregoing other than pursuant hereto. There has been no material adverse change in the financial condition, operations, results of operations or business of the Company since the date of the most recent financial statements of the Company provided to the Investors.

     (t) Reporting. The Company is subject to the reporting requirements of the Securities Act and the Exchange Act and (i) has timely filed all reports and statements required to be filed thereunder in the 12-month period prior to the date hereof, and (ii) to the Company's knowledge, each report and statement was true and complete in all material respects when filed.

     4. Representations of the Investors. Each Investor represents for itself that:

     (a) Investment Intent. The Securities being acquired by the Investor are being purchased for investment for the Investor's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. The Investor understands that the Securities have not been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws, and that the reliance of the Company upon these exemptions is predicated in part upon this representation by the Investor. The Investor further understands that the Securities, and the shares of the Company's common stock issuable upon conversion or exercise thereof, may not be transferred or resold without (i) registration under the Securities Act and applicable state securities laws, or
(ii) an exemption from the requirements of the Securities Act and applicable state securities laws.

     (b) Location of Principal Office, Qualification as an Accredited Investor, Etc. The state in which the Investor's principal office is located is the state set forth in the Investor's address on Schedule A. The Investor qualifies as an accredited investor for purposes of Regulation

D promulgated under the Securities Act. The Investor acknowledges receipt of the Disclosed Information and that the Company has made available to the Investor at a reasonable time prior to the execution of this Agreement the opportunity to ask questions and receive answers concerning the business and affairs of the Company and the terms and conditions of the sale of Securities contemplated by this Agreement and to obtain any additional information (which the Company possessed or could acquire without unreasonable effort or expense) to verify the accuracy of information furnished to the Investor. The Investor (i) is able to bear the loss of the Investor's entire investment in the Securities without any material adverse effect on such Investor's business, operations or prospects, and (ii) has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the investment to be made pursuant to this Agreement.

     (c) Acts and Proceedings. This Agreement has been duly authorized by all necessary action on the part of the Investor, has been duly executed and delivered by the Investor, and is a valid and binding agreement of the Investor.

     5. Conditions of the Investors' Obligation. The obligation to purchase and pay for the Securities at the Closing is subject to the fulfillment prior to or on the Closing date of the conditions set forth in this Section 5. In the event that any such condition is not satisfied to the satisfaction of each Investor, then the Investors shall not be obligated to proceed with the purchase of the Securities at the Closing.

     (a) Representations and Warranties. The representations and warranties of the Company under this Agreement shall be true on and as of the Closing date with the same effect as though made on and as of the Closing date.

     (b) Compliance with Agreement. The Company shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing date.

     (c) Certificate of Officers. The Company shall have delivered to the Investors a certificate, dated the Closing date, executed by the Chief Executive Officer and the Chief Financial Officer of the Company, and certifying to the satisfaction of the conditions specified in Sections 5(a) and 5(b).

     (d) Opinion of the Company's Counsel. The Investors shall have received from Dorsey & Whitney LLP, counsel for the Company, an opinion, dated the Closing date, in the form attached hereto as Exhibit D.

     (e) Supporting Documents. The Investors shall have received the following:

          (i) A copy of the resolutions of the Board of Directors of the Company certified by the Secretary of the Company authorizing and approving the execution, delivery and performance of this Agreement and issuance of the Securities;

          (ii) A certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers of the Company authorized to execute this Agreement and further certifying that the Articles of Incorporation and Bylaws of the Company delivered to the Investors at the time of the execution of this Agreement have been validly adopted and have not been amended or modified; and

          (iii) A copy of the Articles of Incorporation and Bylaws of the Company as of such date and such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Investors may reasonably request.

     (f) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance and delivery of the Securities to the Investors at the Closing shall have been obtained.

     (g) Proceeding and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be reasonably satisfactory in form and substance to the Investors.

     (h) File Certificate of Designation. It shall be a condition to the Investors' obligation to close the transactions contemplated hereby that the Company have filed the Certificate of Designation with the Secretary of State of the State of Minnesota and that such certificate be accepted and duly filed by such Secretary's office.

     (i) Execution of Registration Rights Agreement. It shall be a condition to the Investors' obligation to close the transactions contemplated hereby that the Company execute and deliver to the Investors the Registration Rights Agreement attached hereto as Exhibit E.

     6. Affirmative Covenants of the Company. The Company covenants and agrees as follows:

     (a) Corporate Existence. The Company will maintain its corporate existence in good standing.

     (b) Books of Accounts. The Company will keep books of record and account in which correct and complete entries are made of all of its respective dealings, business and affairs, in accordance with generally accepted accounting principles. The Company will employ certified public accountants who are "independent" within the meaning of the accounting regulations of the Commission.

     (c) Patents and Other Intangible Rights. The Company will apply for, or obtain assignments of, or licenses to use, all patents, trademarks, trade names and copyrights which in the opinion of a prudent and experienced businessperson operating in the industry in which the Company is operating are desirable or necessary for the conduct and protection of the business of the Company.

     (d) Fees of Counsel. At the Closing, the Company shall pay all reasonable fees and expenses of legal counsel to the Investors as well as the fees and expenses of counsel to Miller, Johnson & Kuehn, Incorporated ("MJK") incurred through the date of the Closing. In addition, at the Closing, the Company shall pay MJK 8% of the Purchase Price and shall issue MJK a warrant, in the form attached hereto as Exhibit F (the "Agent's Warrant"), to purchase that number of shares of the Company's common stock equal to 10% of the number of shares of the Company's common stock issuable upon conversion of the Preferred Stock sold by the Company to the Investors at the Closing, assuming the conversion of the Preferred Stock on the date of Closing. The exercise price of MJK's warrant shall be 110% of the average closing bid price of the Company's common stock for the 20 trading days immediately prior to the date of Closing.

     (e) Reservation of Shares. The Company will, at all times on and after the Closing, reserve and keep available (i) authorized and unissued shares of Preferred Stock sufficient for issuance pursuant to the terms of Section 4(c) of Exhibit A attached hereto, and (ii) authorized and unissued shares of its common stock sufficient for issuance upon conversion of the Preferred Stock and exercise of each Warrant and the Agent's Warrant.

     (f) Nasdaq Listing. The Company will use its best efforts to have its common stock included on the Nasdaq Stock Market (either Nasdaq Small Cap Market or Nasdaq National Market) on or before December 31, 1998.

     7. Restriction on Transfer of Preferred Stock, Warrant and Shares.

     (a) Legend. Each share of Preferred Stock, each Warrant, the Agent's Warrant, and each certificate representing shares of the Company's common stock issued pursuant to the transactions contemplated hereby shall be endorsed with a legend in substantially the form which follows:

     "The securities represented by this certificate may not be transferred without (i) the opinion of counsel satisfactory to this corporation that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended, and all applicable state securities laws, or (ii) such registration."

     (b) Removal of Legend. Any legend endorsed on a certificate evidencing a security pursuant to Section 7(a) hereof shall be removed, and the Company promptly shall issue a certificate without such legend to the holder of such security, if such security is properly being transferred pursuant to a registration under the Securities Act or pursuant to Rule 144 or any similar rule then in effect or if such holder provides the Company with an opinion of counsel satisfactory to the Company to the effect that a transfer of such security may be made without registration. In addition, if the holder of such security delivers to the Company an opinion of counsel satisfactory to the Company to the effect that no subsequent transfer of such security will require registration under the Securities Act, the Company will promptly upon such contemplated transfer deliver new certificates evidencing such security that do not bear the legend set forth in Section 7(a).

     8. Miscellaneous.

     (a) Changes, Waivers, Etc. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing, signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     (b) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail or shall be sent by facsimile transmission followed by mailed copy:

          if to the Investors at their respective addresses set forth on Schedule A, or at such other address or facsimile number as any Investor may specify in writing to the Company; or

          if to the Company at Global MAINTECH Corporation, 7578 Market Place Drive, Eden Prairie, Minnesota 55344, Attention: CEO, facsimile number
     (612) 944-0400; or at such other address or facsimile number as the Company may specify by written notice to the Investors;

          and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, if sent by mail, when received, or, if sent by facsimile, upon the sender's receipt of confirmation from its facsimile machine of transmission.

     (c) Survival of Representations and Warranties. All representations and warranties and agreements contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by the Investors or on their behalf and the sale and purchase of the Securities and payment therefor. All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant to this Agreement (other than legal opinions) at the Closing shall constitute representations and warranties by the Company hereunder.

     (d) Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     (e) Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota without regard to the principles of conflicts of law thereof.

     (f) Counterparts. This Agreement may be executed at different times and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (g) Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders from time to time of any of the Securities.

     (h) Entire Agreement. This Agreement, including and incorporating all Exhibits and Schedules hereto, constitutes and contains the entire agreement and understanding of the parties regarding the subject matter of this Agreement and supersedes any and all prior negotiations, correspondence, understandings and agreements, written or oral, among the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed personally or by their duly authorized representatives as of the date indicated above.

                                        GLOBAL MAINTECH CORPORATION


                                        By:_________________________________
                                        Its:_________________________________


                                        INVESTOR:

                                        [See Attached Acceptance on Schedule A]

                                                    EXHIBIT B TO PREFERRED STOCK


                                                  AND WARRANT PURCHASE AGREEMENT



     THIS WARRANT REPRESENTS ALL WARRANTS ISSUED AS PART OF UNITS OFFERED TO INVESTORS PURSUANT TO THE TERMS OF A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT DATED ________ __, 1998 (THE "PURCHASE AGREEMENT"). EACH UNIT CONSISTS OF ONE SHARE OF SERIES B PREFERRED STOCK OF THE COMPANY AND A WARRANT TO PURCHASE COMMON STOCK. SUCH SERIES B PREFERRED STOCK AND THIS WARRANT CANNOT BE TRANSFERRED SEPARATELY UNTIL THE DATE ON WHICH THE SERIES B PREFERRED STOCK INCLUDED IN SUCH UNIT IS CONVERTED INTO COMMON STOCK OF THE COMPANY.


     NEITHER THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.



                           GLOBAL MAINTECH CORPORATION

                                 FORM OF WARRANT

Warrant No.                                                  _____________, 1998


     GLOBAL MAINTECH CORPORATION, a Minnesota corporation (the "Company"), hereby certifies that, for value received, , or his registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company a number of shares of common stock, no par value per share ("Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") equal to the number of shares of Common Stock into which the shares of Series B Preferred Stock issued to the Holder concurrently with this Warrant are converted, at an exercise price equal to $3.25 per Warrant Share (as adjusted from time to time as provided in Section 8 hereof, the "Exercise Price"), at any time and from time to time from and after the date hereof and through and including , 2003 (the "Expiration Date"). If a Holder converts less than all of such Holder's Series B Preferred Stock at any given time, the Conversion Price for the Warrants associated with such converted shares will have been determined but the Conversion Price for the remainder of the Warrants will not have been determined. Therefor, in such event, the Warrants associated with such converted shares must be certificated separately and, upon surrender of this Warrant by the Holder to the Company, two new Warrants will be issued to the Holder, one of which will represent the Warrants for which the Conversion Price has been determined and one of which will represent the remainder of the Warrants.

     1. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

     2. Registration of Transfers and Exchanges.

     (a) Subject to the provisions of (b) below, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to the terms hereof. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a Holder of this Warrant.

     (b) This Warrant represents all Warrants issued as part of Units offered to investors pursuant to the terms of a Preferred Stock and Warrant Purchase Agreement dated , 1998 (the "Purchase Agreement"). Each Unit consists of one share of Series B Preferred Stock of the Company and a Warrant to purchase Common Stock. Such Series B Preferred Stock and this Warrant cannot be transferred separately until the date on which the Series B Preferred Stock included in such unit is converted into Common Stock of the Company. In the event the Holder of this Warrant desires to transfer this Warrant, or any Warrant Shares issued upon the exercise hereof prior to the registration thereof pursuant to Section 4, the Holder shall provide the Company with a written notice describing the manner of such transfer and an opinion of counsel (reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification (under any applicable federal or state law), whereupon such Holder shall be entitled to transfer this Warrant or to dispose of any Warrant Shares in accordance with the notice delivered by such Holder to the Company; provided, however, that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act or applicable state securities laws.

     (c) This Warrant is exchangeable, upon the surrender hereof by the Holder to the office of the Company specified in or pursuant to the terms hereof for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrants will be dated the date of such exchange.

     3. Duration and Exercise of Warrants.

     (a) This Warrant (or the applicable portion thereof if the Holder converts less than all of such Holder's shares of Series B Preferred Stock) shall be exercisable by the registered Holder on any business day before 5:00 P.M., Minneapolis, Minnesota time, at any time and from time to time on or after the date the Holder converts all (or a portion, as applicable) of such Holder's Series B Preferred Stock issued in connection with this Warrant, to and including the Expiration Date. At 5:00 P.M., Minneapolis, Minnesota time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. Except as set forth in Section 13 hereof, this Warrant may not be redeemed by the Company.

     (b) Subject to provisions elsewhere contained in this Warrant, upon surrender of this Warrant, with the Form of Election to Purchase attached hereto duly completed and signed, to the Company at its address for notice as set forth in Section 11 hereof, and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than five business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise. Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.


          A "Date of Exercise" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder hereof to be purchased.

     (c) This Warrant shall be exercisable either in its entirety or for a portion of the number of Warrant Shares. If this Warrant is exercised for a number of Warrant Shares which is less than all of the Warrant Shares which may be purchased under this Warrant, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

     4. Registration Provisions. The shares of Common Stock underlying this Warrant shall be registered by the Company under the Securities Act pursuant to the terms of that

Registration Rights Agreement, dated ________, 1998, by and between the Company, Holder and certain other investors.

     5. Payment of Taxes. The Company will pay all taxes attributable to the transfer of this Warrant or the issuance of Warrant Shares upon the exercise of this Warrant.

     6. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity of the Company by the Holder relating to such lost Warrant as the Company may reasonably require. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may reasonably prescribe.

     7. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued shares of Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly authorized, validly issued, fully paid and nonassessable.

     8. Certain Adjustments. Until the Holder converts such Holder's Series B Preferred Stock issued in connection with this Warrant, the Exercise Price and the number of Warrant Shares purchasable upon the exercise of this Warrant shall not be subject to adjustment. Thereafter, the Exercise Price and the number of Warrant Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of any of the following events:

     (a) In case the Company shall at any time hereafter subdivide or combine its outstanding shares of Common Stock or declare a dividend payable in Common Stock, the Exercise Price in effect immediately prior to the subdivision, combination or record date for such dividend shall be proportionately increased, in the case of a combination, or decreased, in the case of subdivision or dividend payable in Common Stock. Upon each adjustment of the Exercise Price, the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     (b) No fractional shares of common stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of common stock on the day of exercise as determined in good faith by the Company.

     (c) The Company shall provide the Holder with at least ten days prior written notice of any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the Company's assets to another corporation. Further, if any of the foregoing events shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including provisions for adjustments of the Warrant purchase price and of the number of shares of Common Stock purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by operation of law or written instrument, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase. Notice of such assumption shall be promptly mailed to the registered Holder hereof at the last address of such holder appearing on the books of the Company.


          Notwithstanding any language to the contrary set forth in this paragraph 8(c), if an occurrence or event described herein shall take place in which the shareholders of the Company receive cash for their shares of Common Stock of the Company and a successor corporation shall survive the transaction then, at the election of the Holder hereof, such corporation shall purchase this Warrant (or the unexercised part hereof) from the Holder without requiring the Holder to exercise all or part of the Warrant. If such corporation refuses to so purchase this Warrant then the Company shall purchase the Warrant for cash. In either case the purchase price shall be the amount per share that shareholders of the outstanding Common Stock of the Company shall receive as a result of the transaction multiplied by the number of shares covered by the Warrant, minus the aggregate Exercise Price of the Warrant. Such purchase shall be closed within 60 days following the election of the holder to sell this Warrant.

     (d) Upon any adjustment of the Exercise Price, then, and in each such case, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the

Company, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     (e) If any event occurs as to which in the good faith determination of the Board of Directors of the Company the other provisions of this paragraph 8 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

     9. Payment of Exercise Price. The Holder must pay the Exercise Price in cash or immediately available funds.

     10. Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section, (ii) the business day following the date of mailing, if sent by a nationally recognized overnight courier service, or (iii) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (1) if to the Company, to 7578 Market Place Drive, Eden Prairie, Minnesota 55344, Attention: Chief Executive Officer, facsimile number
(612) 944-0400, or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 11.

     11. Warrant Agent.

     (a) The Company shall serve as warrant agent under this Warrant. Upon 30 days' notice to the Holder, Company may appoint a new warrant agent.

     (b) Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

     12. Call of Warrant. Subject to the conditions set forth below, the Company shall be permitted to call this Warrant from the Holder in the event that the Company's Common Stock has not traded below $4.375 per share for 20 consecutive trading days prior to the Expiration Date of this Warrant. Notwithstanding the foregoing, the Company may only exercise its right to call this Warrant from the Holder if at the time of such call (i) all Warrant Shares may be sold pursuant to an effective registration statement under the Securities Act, (ii) the Common Stock is listed and trading on either the Nasdaq Small Cap Market or the Nasdaq National Market, and (iii) the Company has reserved and available for issuance a number of shares of its Common Stock sufficient to cover the exercise of this Warrant in full. The Company must provide the Holder with at least 20 days advance written notice (the "Warrant Notice") of its intent to call this Warrant pursuant to the terms hereof and the Holder shall have 20 business days from the date of receipt of the Warrant Notice to exercise this Warrant (the "Sale Period"). If the Holder does not exercise this Warrant during the Sale Period, the Holder shall surrender this Warrant to the Company at the end of the Sale Period for cancellation by the Company, and the Company shall transfer to the Holder, via wire transfer of immediately available funds or by Company check, an amount equal to $.10 multiplied by the number of shares of Common Stock subject to exercise of this Warrant. Notwithstanding the foregoing, the Sale Period shall be extended by that number of days during such period for which the registration, listing and reservation requirements set forth in clauses
(i)-(iii) of this Section 12 shall not be satisfied. In the event that the Company calls this Warrant pursuant to this Section 12 before the number of shares of Common Stock subject to this Warrant has been determined (because the Series B Preferred Stock issued to Holders with this Warrant has not yet been exercised), this Warrant shall be deemed to represent the right to purchase a number of shares of Common Stock determined as if the Series B Preferred Stock had been converted at the "Maximum Price," as defined in the Certificate of Designation defining the rights and preferences of the Series B Preferred Stock.

     13. Miscellaneous.

     (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing signed by the Company and the Holder.

     (b) Subject to Section 13(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

     (c) This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Minnesota without regard to the principles of conflicts of law thereof.

     (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

     (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

     IN WITNESS WHEREOF, Global MAINTECH Corporation has caused this Warrant to be executed by its duly authorized officer and this Warrant to be dated as of ________ __, 1998.

                                         GLOBAL MAINTECH CORPORATION


                                         By ________________________________
                                         Its: ________________________________

                          FORM OF ELECTION TO PURCHASE


(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)


To GLOBAL MAINTECH CORPORATION


     In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase __________ shares of Common Stock, no par value per share, of Global MAINTECH Corporation and encloses herewith $_________________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.


     The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                                       PLEASE INSERT SOCIAL SECURITY OR TAX
                                       IDENTIFICATION NUMBER

                                       ------------------------------------


--------------------------------------------------------------------------------
                         (Please print name and address)


--------------------------------------------------------------------------------



--------------------------------------------------------------------------------


     If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:


--------------------------------------------------------------------------------
                         (Please print name and address)


--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

Dated:  ______________________ Name of Holder:

         (Print)__________________________________

         (By:)____________________________________

         (Name:)__________________________________

         (Title:)_________________________________


                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                               FORM OF ASSIGNMENT

           (To be completed and signed only upon transfer of Warrant)


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________ the right represented by the within Warrant to purchase ______ shares of Common Stock of Global MAINTECH Corporation to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Global MAINTECH Corporation with full power of substitution in the premises.


Dated:


-------------------


                                        -----------------------------------
                                        (Signature  must  conform in all
                                        respects to name of holder as
                                        specified on the face of the Warrant)

                                        -----------------------------------
                                        Address of Transferee

                                        -----------------------------------


                                        -----------------------------------

                                                EXHIBIT E TO PREFERRED STOCK AND
                                                      WARRANT PURCHASE AGREEMENT


                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     This Registration Rights Agreement is made and entered into as of the ____ day of _________, 1998, by and among Global MAINTECH Corporation, a Minnesota corporation (the "Company") and the Investors listed on Schedule A attached hereto (individually, an "Investor" and collectively, the "Investors").

                                    RECITALS

     A. The Investors and the Company have entered into that certain Preferred Stock and Warrant Purchase Agreement, dated _________ __, 1998 (the "Purchase Agreement").

     B. It is a condition to the transactions contemplated in the Purchase Agreement that the Company provide the registration and other rights provided herein and the parties hereto desire to provide for such rights on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the premises and covenants contained herein, the parties hereto agree as follows:

     1.   Defined Terms.  Unless otherwise noted, all capitalized terms used
          -------------
herein shall have the meanings afforded them in the Purchase Agreement and the Exhibits attached thereto.

     2.   Required Registration.  Within 30 days of the date hereof (the "File
          ---------------------
Date"), the Company shall file a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), in accordance with the provisions of either Form SB-1, Form SB-2 or Form S-3, as required by the Securities and Exchange Commission (the "Commission") covering the resale of the shares of the Company's common stock (i) underlying the Preferred Stock, (ii) underlying the Warrants issued by the Company to Investors of even date herewith (collectively, the "Warrants"), and (iii) issuable by the Company in payment of the dividends on the shares of the Preferred Stock (the "Dividends") and will use its best efforts to have such Registration Statement become effective with the Commission as soon as possible thereafter, and in any event, by December 31, 1998. The shares of the Company's common stock underlying the Preferred Stock and the Warrants and issuable in payment of the Dividends is referred to herein as the "Registrable Stock."

     3.   Registration--General Provisions.  In connection with the registration
          --------------------------------
of the Registrable Stock under the Securities Act, the Company will:

          (a) prepare and file with the Commission a registration statement with respect to such securities, within 30 days of the date hereof, and use its best efforts to cause such registration statement to become effective as soon as possible after the date it is filed and keep the prospectus which is a part of such Registration Statement current until the earlier of the date on which: (i) all such shares have been sold, or (ii) five years after the date it is declared effective by the Commission (the "Effectiveness Period");

          (b) prepare and file with the Commission such amendments to such Registration Statement and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective for the Effectiveness Period referred to in Section 3(a) above;

          (c) at the request of an Investor, provide such Investor's counsel (referred to herein as "Investor's Counsel") with reasonable opportunities to review and comment on, and otherwise participate in, the preparation of such Registration Statement;

          (d) furnish to the Investors participating in such registration and to the underwriters of the securities being registered, if any, such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as the Investors and underwriters may reasonably request in order to facilitate the public offering of such securities;

          (e) use its diligent, good-faith efforts to register or qualify the securities covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as the Investors may reasonably request in writing within 30 days following the original filing of such Registration Statement, except that the Company shall not for any purpose be required to execute a general consent to service of process (which shall not include a "Uniform Consent to Service of Process" or other similar consent to service of process which relates only to actions or proceedings arising out of or in connection with the sale of securities, or out of a violation of the laws of the jurisdiction requesting such consent) or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

          (f) notify the Investors, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed with the Commission;

          (g) notify the Investors promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

          (h) prepare and file with the Commission, promptly upon the request of the Investors, any amendments or supplements to such Registration Statement or prospectus which, in the opinion of Investor's Counsel, if any (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations promulgated thereunder in connection with the distribution of the shares of the Company's common stock by the Investors;

          (i) prepare and promptly file with the Commission and promptly notify the Investors of the filing of such amendment or supplement to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

          (j) advise the Investors, and the Investor's Counsel, if any, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

          (k) not file any amendment or supplement to such Registration Statement or prospectus to which the Investors shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations promulgated thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

          (l) at the request of the Investors, furnish on the effective date of the Registration Statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement: (i) opinions, dated such respective dates, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Investors making such request, covering such matters as such underwriters or Investors may reasonably request, and (ii) letters, dated such respective dates, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Investors, covering such matters as such underwriters or Investors may reasonably request.

          (m) Notwithstanding the foregoing, following the effectiveness of such Registration Statement, the Company may, at any time, suspend the effectiveness of such Registration Statement for up to no longer than ninety
(90) days, as appropriate (a "Suspension Period"), by giving notice to the Investors, if (i) the Company, with the advice of its counsel, shall have determined that the Company may be required to disclose any material corporate development or (ii) the Company shall be involved in an underwritten public offering of its securities. The Company will use its best efforts to minimize the length of any Suspension Period. Further, no more than one 90-day Suspension Period or multiple Suspension Periods which do not exceed 90 days in the aggregate may occur in any 12-month period and the Effectiveness Period referred to in Section 3(a) shall be extended by the number of days such registration is subject to any Suspension Period. Each Investor agrees that, upon receipt of any notice from the Company of a Suspension Period, it will not sell (subject to the limitations on the Company set forth above) any Registrable Stock pursuant to such Registration Statement until (i) such Investor is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) such Investor has received copies of any additional or supplemental or amended prospectus, if applicable, and (iii) such Investor has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

     4.   Registration Expenses.  The Company shall pay all Registration
          ---------------------
Expenses (as defined below) in connection with the inclusion of shares of the Company's common stock in any Registration Statement, or application to register or qualify such shares under state securities laws, filed by the Company hereunder, other than as set forth herein. For purposes of this Agreement, the term "Registration Expenses" means the filing fees payable to the Commission, any state agency and the NASD; the fees and expenses of the Company's legal counsel and independent certified public accountants in connection with the preparation and filing of the Registration Statement (and all amendments and supplements thereto) with the Commission; and all expenses relating to the printing of the Registration Statement, prospectuses and various agreements executed in connection with the Registration Statement. Notwithstanding the foregoing, the Investors will pay the fees and expenses of any legal counsel the Investors may engage, as well as the Investors' proportionate share of any custodian fees or commission or discounts or transfer taxes which may be payable to any underwriter and any other expenses incurred by the Investors not expressly included herein.

     5.   Penalty Payments.  In the event that the Registration Statement
          ----------------
relating to the resale of the Registrable Stock is not (i) filed with the Commission by the Company on or before the File Date and/or the Company has not exercised its best efforts to facilitate the Registration Statement being declared effective within 90 days of the date hereof, or (ii) declared effective by the Commission by December 31, 1998, then, the Company shall pay the Investors the following amounts ("Penalty Payments"): (i) 1% of the purchase price of the Preferred Stock and Warrants (the "Purchase Price") paid by the Investors to the Company for the first 30-day period in which the Company is not in compliance with any of the above provisions; (ii) an additional 1% of the Purchase Price for the next 30-day period in which the Company is not in compliance with any of the above provisions; and (iii) 3% of the Purchase Price for each 30-day period thereafter in which the Registration Statement is not declared effective by the Commission. Penalties for failure to file and/or to obtain effectiveness shall be cumulative, but in no event shall the aggregate of all such Penalty Payments paid hereunder exceed 100% of the Purchase Price . The Company shall be liable to the Investor for a full 30-day period, determined in accordance with the above schedule, regardless of by how many days it misses one of the targeted filing or effective dates set forth above. All such Penalty Payments shall be immediately payable by the Company to the Investors (on a pro rata basis based on the number of shares of Preferred Stock purchased by each under the Purchase Agreement) via wire transfer or Company check by the close of business on last day of each respective period set forth above.

     6.   Indemnification. With respect to the registration of the resale of the
          ---------------
shares of Registrable Stock:

          (a) to the extent permitted by law, the Company will indemnify and hold harmless each Investor, the trustees, partners, officers and directors of each Investor, any underwriter (as defined in the Securities Act) for such Investor and each person, if any, who controls such Investor or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by the Registration Statement; and the Company will reimburse each such Investor, trustee, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to it expressly for use in connection with such registration by an Investor, trustee, partner, officer, director, underwriter or controlling person of an Investor.

          (b) to the extent permitted by law, each Investor will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Investor selling securities under the Registration Statement or any of such other Investor's, trustees, partners, directors or officers or any person who controls such Investor, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Investor, or trustee, partner, director, officer or controlling person of such other Investor may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor and stated to be specifically for use in connection with such registration; and each such Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Investor, or trustee, partner, officer, director or controlling person of such other Investor in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 6 exceed the gross proceeds from the offering received by such Investor unless the Violation is the result of fraud on the part of such Investor.

          (c) promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party; and provided further, that if there is more than one indemnified party, the indemnifying party shall pay for the reasonable fees and expenses of one counsel for any and all indemnified parties to be mutually agreed upon by such indemnified parties, unless representation of an indemnified party by the counsel retained by the other indemnified parties would be inappropriate due to actual or potential differing interests between such indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party other than under this Section.

          (d) if the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person or entity who shall not have been guilty of such fraudulent misrepresentation.

          (e) the obligation of the Company and the Investors under this Section shall survive the completion of any offering for resale of shares of the Registrable Stock in the Registration Statement, and otherwise.

     7.   Limitation on Subsequent Registration Rights.  From and after the date
          --------------------------------------------
of this Agreement and until all the Securities have been registered under the Securities Act or become eligible for transfer under Rule 144(k) or similar rule under the Securities Act, the Company shall not, without the prior written consent of all of the Investors, enter into any agreement with any person or persons providing for the granting to such holder of registration rights pari passu or senior to those granted to Investors pursuant to this Agreement, or of registration rights which might cause a reduction in the number of shares includable by the Investors in any registration.

     8.   Miscellaneous.
          -------------

          (a) The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Investors in this Agreement.

          (b) Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given or made unless the Company has obtained the written consent of the Investors.

          (c) All notices and other communications provided for or permitted hereunder shall be made by hand delivery, telex, facsimile, overnight courier or registered first-class mail:

               (i) if to an Investor, at the address set forth on Schedule A attached hereto;

               (ii) if to the Company, at the address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given: when delivered, if by hand, overnight courier or mail; when the appropriate answer back is received, if by telex; when transmission is confirmed by the sending unit, if by facsimile.

          (d) This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (e) The headings to this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (f) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota without giving effect to the principles of conflicts of law thereof.

          (g) In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Investors and the Company shall be enforceable to the fullest extent permitted by law.

          (h) The remedies provided for in this Agreement shall be cumulative and in addition to all other remedies available, at law or in equity, and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date indicated above.

                                    GLOBAL MAINTECH CORPORATION


                                    By:______________________________
                                    Its:______________________________

ENTITY INVESTOR                  INDIVIDUAL INVESTOR
---------------                  -------------------

__________________________       __________________________________
Name of Entity                   Signature

By _______________________       __________________________________
* Signature                      Signature of Joint Holder, if any

Its ______________________
    Title

__________________________       __________________________________
Name Typed or Printed            Name Typed or Printed